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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3 (File No. 333-37355) of our report dated July 28, 1997, on our audits of the consolidated financial statements of Industri-Matematik International Corp. as of April 30, 1996 and 1997, and for the three years in the period ended April 30, 1997, appearing in the Annual Report on Form 10-K (SEC File No. 000-21359) of Industri-Matematik International Corp. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1934.

Ohrlings Coopers & Lybrand

/s/ Robert Barnden

Stockholm, Sweden

October 29, 1997